Exhibit 5.1

Consent of Independent Auditor

The Board of Directors

Hut 8 Mining Corp.

We hereby consent to the use of our reports dated April 2, 2020 and March 24, 2021, on the consolidated financial statements of Hut 8 Mining Corp., incorporated by reference in the registration statement on Form F-10, and to the reference to our firm under the heading “Interests of Experts”, “Auditors, Registrar and Transfer Agent” and “Documents Filed as Part of the Registration Statement” in the prospectus.

/s/ DMCL

April 7, 2021

Vancouver, Canada